This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via email or another system such as Bloomberg.

MASTR Asset Securitization Trust 2006-3

Base Pricing Assumptions
Investor Settlement	10/30/2006	Pricing Speed	300 PSA
1st Pay Date	11/25/2006
Deal Close	10/27/2006
Collateral Cut-Off	10/1/2006

Class Summary(1)
Class Designation	Class Principal Balance	Initial Pass-Through Rate	Principal Type	Interest Type	Loss Priority	Average Life(2)	Payment Window(2)	Start Accrual Period	Daycount	Payment Delay
NAS	$51,429,000	6.00	NAS	Fixed	Senior	10.93	11/11 - 08/36	1-Oct-06	30/360	24
PA	$89,499,000	6.00	PAC	Fixed	Senior	3.49	11/06 - 07/13	1-Oct-06	30/360	24
PB	$17,844,000	6.00	PAC	Fixed	Senior	7.99	07/13 - 01/17	1-Oct-06	30/360	24
PC	$9,026,000	6.00	PAC	Fixed	Senior	14.40	01/17 - 06/36	1-Oct-06	30/360	24
FD	$69,170,322	7.33	Sequential	Digital(3)	Senior	2.72	11/06 - 08/36	25-Oct-06	30/360	0
SD	$20,174,678	1.44	Sequential	Digital(3)	Senior	2.72	11/06 - 08/36	25-Oct-06	30/360	0
B1	$5,090,000	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24
B2	$2,718,000	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24
B3	$1,559,000	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24
B4	$1,439,000	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24
B5	$1,119,000	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24
B6	$722,656	6.33	Subordinate	WAC	Subordinate	10.63	11/06 - 09/36	1-Oct-06	30/360	24

(1) Approximate, subject to +/- 10% Variance

(2) Base Pricing Assumptions

(3) See Floating Rate Formulas below

________________________

Description Of Securities

Master Servicer:

Wells Fargo Bank, N.A.

Final Scheduled Distribution Date:

11/25/2036

External Credit Enhancement Provider:

N/A

Senior/Sub Distribution Amount:

Standard 5 year shifting Interest Structure:

Subs locked out for 5 years, followed annually by 30%, 40%, 60%, 80%, 100% of their pro rata share of prepayments

Senior Loss Distribution:

N/A

Approximate Subordinate Percentage:

[3.16%]

Optional Cleanup-Call %:

10%

Floating Rate Formulas:

The FD Formula:

When 1-Month LIBOR is less than or equal to 7.0%, the FD coupon will be 1-month LIBOR + 2.00%, capped at 7.75%

When 1-Month LIBOR is greater than 7.0%, the FD coupon will be 0.0%

The SD Formula:

When 1-Month LIBOR is less than or equal to 7.0%, the SD coupon will be (-3.4285713) x 1-month LIBOR + 19.7142852%, capped at 19.7142852%

When 1-Month LIBOR is greater than 7.0%, the SD coupon will be 26.57142781%

Senior Principal Distribution Amount:

Groups 1 and 2 are Ratio Stripped from one pool to a 6% and 7% Pass-Through Rate

Pay the Group 1 Senior PDA Amount as follows:

1) Pay NAS up to the NAS Priority Amount (as defined below), until retired

2) Pay PA, PB and PC, sequentially, according to its PAC schedule(see attached)

3) Pay FD, SD pro rata until retired

4) Pay PA, PB and PC, sequentially, until retired

5) Pay NAS until retired

NAS Priority Amount:

The NAS Priority Amount will be:

The sum of (not to exceed the Group 1 Senior PDA):

x) The NAS Percent of the Scheduled Principal Amount

and

y) The NAS Percent times the NAS Prepay Shift Percent of the Unscheduled Principal Amount

The NAS Percent will be:

Zero for the first five years and, thereafter, equal to the NAS divided by the NAS, PA, PB , PC, FD, and SD Balances

The NAS Prepay Shift Percent will be:

Zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter

Notional Bonds:

N/A

PAC Schedule

Date	Balance
10/25/2006	116,369,000.00
11/25/2006	115,975,230.16
12/25/2006	115,536,388.55
1/25/2007	115,052,606.86
2/25/2007	114,524,039.98
3/25/2007	113,950,865.92
4/25/2007	113,333,285.75
5/25/2007	112,671,523.50
6/25/2007	111,965,826.10
7/25/2007	111,216,463.18
8/25/2007	110,423,726.96
9/25/2007	109,587,932.09
10/25/2007	108,709,415.43
11/25/2007	107,788,535.87
12/25/2007	106,825,674.10
1/25/2008	105,821,232.34
2/25/2008	104,775,634.12
3/25/2008	103,689,323.94
4/25/2008	102,562,858.72
5/25/2008	101,396,722.43
6/25/2008	100,191,419.03
7/25/2008	98,947,472.18
8/25/2008	97,665,586.08
9/25/2008	96,346,319.72
10/25/2008	94,990,250.51
11/25/2008	93,598,155.21
12/25/2008	92,180,855.12
1/25/2009	90,753,230.13
2/25/2009	89,327,364.03
3/25/2009	87,908,807.58
4/25/2009	86,497,582.15
5/25/2009	85,093,650.41
6/25/2009	83,696,975.23
7/25/2009	82,307,519.67
8/25/2009	80,925,246.99
9/25/2009	79,550,120.61
10/25/2009	78,182,104.19
11/25/2009	76,821,161.53
12/25/2009	75,467,256.65
1/25/2010	74,120,353.75
2/25/2010	72,780,417.21
3/25/2010	71,447,411.61
4/25/2010	70,121,301.69
5/25/2010	68,802,052.39
6/25/2010	67,489,628.83
7/25/2010	66,183,996.32
8/25/2010	64,885,120.33
9/25/2010	63,592,966.53
10/25/2010	62,307,500.76
11/25/2010	61,028,689.04
12/25/2010	59,756,497.56
1/25/2011	58,490,892.70
2/25/2011	57,231,841.00
3/25/2011	55,979,309.19
4/25/2011	54,733,264.16
5/25/2011	53,493,672.98
6/25/2011	52,260,502.88
7/25/2011	51,033,721.29
8/25/2011	49,813,295.77
9/25/2011	48,599,194.09
10/25/2011	47,391,384.15
11/25/2011	46,336,734.51
12/25/2011	45,288,262.37
1/25/2012	44,245,936.77
2/25/2012	43,209,726.90
3/25/2012	42,179,602.14
4/25/2012	41,155,532.02
5/25/2012	40,137,486.24
6/25/2012	39,125,434.65
7/25/2012	38,119,347.29
8/25/2012	37,119,194.31
9/25/2012	36,124,946.08
10/25/2012	35,136,573.07
11/25/2012	34,183,960.00
12/25/2012	33,236,986.25
1/25/2013	32,295,622.91
2/25/2013	31,359,841.24
3/25/2013	30,429,612.62
4/25/2013	29,504,908.61
5/25/2013	28,585,700.91
6/25/2013	27,671,961.38
7/25/2013	26,763,662.02
8/25/2013	25,860,774.98
9/25/2013	24,963,272.56
10/25/2013	24,071,127.21
11/25/2013	23,337,041.66
12/25/2013	22,619,341.53
1/25/2014	21,917,709.59
2/25/2014	21,231,834.33
3/25/2014	20,561,409.86
4/25/2014	19,906,135.79
5/25/2014	19,265,717.17
6/25/2014	18,639,864.35
7/25/2014	18,028,292.93
8/25/2014	17,430,723.66
9/25/2014	16,846,882.31
10/25/2014	16,276,499.65
11/25/2014	15,856,750.88
12/25/2014	15,446,261.47
1/25/2015	15,044,845.57
2/25/2015	14,652,320.80
3/25/2015	14,268,508.27
4/25/2015	13,893,232.46
5/25/2015	13,526,321.18
6/25/2015	13,167,605.50
7/25/2015	12,816,919.69
8/25/2015	12,474,101.20
9/25/2015	12,138,990.53
10/25/2015	11,811,431.24
11/25/2015	11,601,360.32
12/25/2015	11,394,916.58
1/25/2016	11,192,038.50
2/25/2016	10,992,665.59
3/25/2016	10,796,738.39
4/25/2016	10,604,198.42
5/25/2016	10,414,988.20
6/25/2016	10,228,916.91
7/25/2016	10,044,837.18
8/25/2016	9,861,483.57
9/25/2016	9,679,550.99
10/25/2016	9,500,826.25
11/25/2016	9,325,254.24
12/25/2016	9,152,780.80
1/25/2017	8,983,352.68
2/25/2017	8,816,917.53
3/25/2017	8,653,423.87
4/25/2017	8,492,821.12
5/25/2017	8,335,059.54
6/25/2017	8,180,090.23
7/25/2017	8,027,865.11
8/25/2017	7,878,336.94
9/25/2017	7,731,459.25
10/25/2017	7,587,186.38
11/25/2017	7,445,473.42
12/25/2017	7,306,276.25
1/25/2018	7,169,551.48
2/25/2018	7,035,256.45
3/25/2018	6,903,349.23
4/25/2018	6,773,788.60
5/25/2018	6,646,534.05
6/25/2018	6,521,545.74
7/25/2018	6,398,784.50
8/25/2018	6,278,211.86
9/25/2018	6,159,789.97
10/25/2018	6,043,481.63
11/25/2018	5,929,250.28
12/25/2018	5,817,059.96
1/25/2019	5,706,875.35
2/25/2019	5,598,661.71
3/25/2019	5,492,384.89
4/25/2019	5,388,011.34
5/25/2019	5,285,508.05
6/25/2019	5,184,842.59
7/25/2019	5,085,983.08
8/25/2019	4,988,898.19
9/25/2019	4,893,557.10
10/25/2019	4,799,929.54
11/25/2019	4,707,985.73
12/25/2019	4,617,696.42
1/25/2020	4,529,032.84
2/25/2020	4,441,966.73
3/25/2020	4,356,470.29
4/25/2020	4,272,516.20
5/25/2020	4,190,077.61
6/25/2020	4,109,128.13
7/25/2020	4,029,641.81
8/25/2020	3,951,593.16
9/25/2020	3,874,957.10
10/25/2020	3,799,709.00
11/25/2020	3,725,824.64
12/25/2020	3,653,280.21
1/25/2021	3,582,052.31
2/25/2021	3,512,117.95
3/25/2021	3,443,454.52
4/25/2021	3,376,039.79
5/25/2021	3,309,851.93
6/25/2021	3,244,869.47
7/25/2021	3,181,071.31
8/25/2021	3,118,436.71
9/25/2021	3,056,945.29
10/25/2021	2,996,577.00
11/25/2021	2,937,312.16
12/25/2021	2,879,131.42
1/25/2022	2,822,015.74
2/25/2022	2,765,946.43
3/25/2022	2,710,905.11
4/25/2022	2,656,873.71
5/25/2022	2,603,834.49
6/25/2022	2,551,770.00
7/25/2022	2,500,663.07
8/25/2022	2,450,496.87
9/25/2022	2,401,254.81
10/25/2022	2,352,920.62
11/25/2022	2,305,478.31
12/25/2022	2,258,912.12
1/25/2023	2,213,206.62
2/25/2023	2,168,346.61
3/25/2023	2,124,317.16
4/25/2023	2,081,103.59
5/25/2023	2,038,691.48
6/25/2023	1,997,066.65
7/25/2023	1,956,215.19
8/25/2023	1,916,123.39
9/25/2023	1,876,777.81
10/25/2023	1,838,165.21
11/25/2023	1,800,272.61
12/25/2023	1,763,087.24
1/25/2024	1,726,596.53
2/25/2024	1,690,788.17
3/25/2024	1,655,650.02
4/25/2024	1,621,170.18
5/25/2024	1,587,336.93
6/25/2024	1,554,138.78
7/25/2024	1,521,564.41
8/25/2024	1,489,602.72
9/25/2024	1,458,242.78
10/25/2024	1,427,473.87
11/25/2024	1,397,285.45
12/25/2024	1,367,667.14
1/25/2025	1,338,608.77
2/25/2025	1,310,100.32
3/25/2025	1,282,131.98
4/25/2025	1,254,694.07
5/25/2025	1,227,777.09
6/25/2025	1,201,371.72
7/25/2025	1,175,468.79
8/25/2025	1,150,059.29
9/25/2025	1,125,134.36
10/25/2025	1,100,685.30
11/25/2025	1,076,703.57
12/25/2025	1,053,180.76
1/25/2026	1,030,108.62
2/25/2026	1,007,479.03
3/25/2026	985,284.03
4/25/2026	963,515.79
5/25/2026	942,166.60
6/25/2026	921,228.91
7/25/2026	900,695.30
8/25/2026	880,558.44
9/25/2026	860,811.19
10/25/2026	841,462.95
11/25/2026	822,489.89
12/25/2026	803,885.20
1/25/2027	785,642.21
2/25/2027	767,754.35
3/25/2027	750,215.19
4/25/2027	733,018.38
5/25/2027	716,157.71
6/25/2027	699,627.07
7/25/2027	683,420.44
8/25/2027	667,531.93
9/25/2027	651,955.73
10/25/2027	636,686.16
11/25/2027	621,717.62
12/25/2027	607,044.60
1/25/2028	592,661.70
2/25/2028	578,563.62
3/25/2028	564,745.15
4/25/2028	551,201.15
5/25/2028	537,926.61
6/25/2028	524,916.56
7/25/2028	512,166.17
8/25/2028	499,670.65
9/25/2028	487,425.31
10/25/2028	475,425.56
11/25/2028	463,666.86
12/25/2028	452,144.77
1/25/2029	440,854.93
2/25/2029	429,793.05
3/25/2029	418,954.91
4/25/2029	408,336.38
5/25/2029	397,933.38
6/25/2029	387,741.93
7/25/2029	377,758.09
8/25/2029	367,978.03
9/25/2029	358,397.94
10/25/2029	349,014.11
11/25/2029	339,822.89
12/25/2029	330,820.69
1/25/2030	322,003.99
2/25/2030	313,369.31
3/25/2030	304,913.27
4/25/2030	296,632.52
5/25/2030	288,523.78
6/25/2030	280,583.83
7/25/2030	272,809.50
8/25/2030	265,197.68
9/25/2030	257,745.32
10/25/2030	250,449.42
11/25/2030	243,307.03
12/25/2030	236,315.26
1/25/2031	229,471.27
2/25/2031	222,772.27
3/25/2031	216,215.52
4/25/2031	209,798.32
5/25/2031	203,518.02
6/25/2031	197,372.05
7/25/2031	191,357.83
8/25/2031	185,472.87
9/25/2031	179,714.72
10/25/2031	174,080.94
11/25/2031	168,569.18
12/25/2031	163,177.09
1/25/2032	157,902.40
2/25/2032	152,742.86
3/25/2032	147,696.26
4/25/2032	142,760.43
5/25/2032	137,933.25
6/25/2032	133,212.63
7/25/2032	128,596.51
8/25/2032	124,082.88
9/25/2032	119,669.77
10/25/2032	115,355.23
11/25/2032	111,137.35
12/25/2032	107,014.26
1/25/2033	102,984.13
2/25/2033	99,045.14
3/25/2033	95,195.52
4/25/2033	91,433.54
5/25/2033	87,757.48
6/25/2033	84,165.67
7/25/2033	80,656.46
8/25/2033	77,228.23
9/25/2033	73,879.39
10/25/2033	70,608.39
11/25/2033	67,413.69
12/25/2033	64,293.79
1/25/2034	61,247.22
2/25/2034	58,272.52
3/25/2034	55,368.28
4/25/2034	52,533.09
5/25/2034	49,765.60
6/25/2034	47,064.45
7/25/2034	44,428.32
8/25/2034	41,855.92
9/25/2034	39,345.97
10/25/2034	36,899.56
11/25/2034	34,513.06
12/25/2034	32,185.27
1/25/2035	29,917.03
2/25/2035	27,708.93
3/25/2035	25,555.90
4/25/2035	23,456.85
5/25/2035	21,414.66
6/25/2035	19,425.39
7/25/2035	17,486.73
8/25/2035	15,603.74
9/25/2035	13,787.72
10/25/2035	12,021.37
11/25/2035	10,300.89
12/25/2035	8,627.80
1/25/2036	7,003.32
2/25/2036	5,426.66
3/25/2036	3,891.87
4/25/2036	2,398.10
5/25/2036	944.50
6/25/2036	-